Exhibit 99.1

            First Investors Reports Improved Second Quarter Earnings



    HOUSTON, Dec. 11 /PRNewswire-FirstCall/ -- First Investors Financial Services (Nasdaq: FIFS) has reported net income of $187,805 or $.04 per share for the second quarter ended October 31, 2003 and $407,884 or $.08 per share for the six month period ended October 31, 2003. This compares to the $46,131 or $0.01 per share and $189,825 or $0.04 per share reported for the three and six month periods ended October 31, 2002, respectively. This increase was driven by higher net interest income from the company's portfolio of receivables held for investment and the impact of higher servicing and investment revenues associated with the increase in the portfolio of receivables managed. These items offset the increase in provision expense related to higher net charge-offs and an increase in operating expenses related to the increase in the managed receivables portfolio.

    For the six month period, First Investors' portfolio of receivables held for investment, net declined slightly to $225.7 million as new loan origination volume fell slightly below principal collections on the outstanding portfolio. For the six month period, the Company reported new origination volume of $51.7 million, which represents an increase of 11.7% over the $46.3 million originated during the prior year period. Net interest income increased 10.7% during the three month period and 9.1% for the six month period due to both an increase in net interest spreads and an increase in the average principal balance of the portfolio of receivables held for investment, which offset a decline in the average balance of the portfolio of receivables acquired for investment. Income from servicing activities was $1.2 million for the current three month period and $2.5 million for the current six month period, while late fee and other income increased 158.6% and 131.7% in the three month and six month periods, respectively. The contributions from servicing income and the increase in late fees and other income are attributable to the increases in the servicing portfolio and an investment in First Auto Receivables Corp. which acquired certain receivables assets from Union Acceptance Corporation. Total operating expenses increased 33.1% and 34.9% in the three month and six month periods, respectively due to the increase in managed assets during the 2003 period. The delinquency rate by dollars of delinquent accounts decreased from 4.5% at October 31, 2002 to 3.2% at October 31, 2003 while the delinquency rate by number of accounts decreased from 5.1% to 4.3% over the same period. This is attributable to significantly better performance on more recent vintage receivables which tend to have higher balances relative to older vintage receivables which are experiencing higher delinquency rates as a result of continued economic weakness and a rising unemployment rate over the past two years as the receivables originated during the 2000-2001 period were entering the peak loss stage. The annualized charge-off rate for the six-month period increased from 4.5% to 5.9% over the same periods also as a result of the economic environment as well as declines in recovery rates on the sale of repossessed collateral.

    Tommy A. Moore, Jr., President and CEO, stated, "We continue to see positive year over year increases in profitability assisted by improving net interest spreads and the contributions from the portfolio acquisitions during the year. We also continue to be very pleased with our overall delinquency rates and the performance of our loans originated during the past two years. Conversely, we continue to see high net losses coming from the older vintage pools despite the fact that these loans are declining as a percentage of our overall portfolio of receivables held. We continue to see areas of economic weakness, particularly on the employment front, as well as many consumers who have negative equity in their automobiles due to the decline in wholesale prices over the past two years. This is creating high delinquency and loss rates in our earlier vintage pools. As this population of loans continues to decline, we expect significant improvements in the number of delinquent accounts and in our net charge-off rates."

    First Investors is a specialized consumer finance company engaged in the origination and retention of automobile finance receivables originated from franchised automobile dealers and directly through consumers from the sale or refinance of new and late-model used vehicles. The Company is headquartered in Houston, Texas and operates in 30 states.

    The statements contained in this release, which are not historical statements of fact, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve a number of risks and uncertainties. The actual results of future events could differ materially from those stated in any forward-looking statements herein.


                First Investors Financial Services Group, Inc.
Condensed Consolidated Statements of Operations and Selected Data (Unaudited)

                 Dollars in thousands, except per share data

                                          For the               For the
                                     Three Months Ended     Six Months Ended
                                         October 31,           October 31,
                                      2003        2002       2003       2002

    Interest Income               $   7,924   $   8,145  $  15,994  $  16,657
    Interest Expense                  1,889       2,693      3,907      5,576
    Net Interest Income               6,035       5,452     12,087     11,081
    Provision for Credit Losses       3,270       2,270      6,662      4,639
    Income after Provision for
     Credit Losses                    2,765       3,182      5,425      6,442
    Late fee and Other Income           905         350      1,580        682
    Servicing Income                  1,224         ---      2,498        ---
    Unrealized Loss on Interest
     Rate Derivative Positions         (149)        (85)        (6)      (122)
    Total Operating Expenses          4,451       3,345      8,866      6,572
    Income (Loss) before Provision
     for Income Taxes
     and Minority Interest              294         102        631        430
    Provision for Income Taxes
     (Benefits)                         108          27        234        109
    Minority Interest                    (2)         29        (11)       131
    Net Income (Loss)             $     188   $      46  $     408  $     190

    Basic and Diluted
       Net Income (Loss) Per
        Common Share              $    0.04   $    0.01  $    0.08  $    0.04


    Other Operating Data

    Average Principal Balance of
     Receivables Held for
     Investment                   $ 225,452   $ 210,027  $ 226,395  $ 211,109
    Total Managed Receivables                              570,647    213,281
    Originations Volume              22,543      22,184     51,744     46,294
    Effective Yield on Receivables
     Held for Investment               14.0%       15.3%      14.1%      15.3%
    Average Cost of Debt                3.3%        5.1%       3.4%       5.3%
    Weighted Average Number of
     Shares Outstanding
     (in thousands)                   5,079       5,030      5,075      5,184


                                      Oct 31,    April 30,
                                       2003        2003
    Financial Position

    Cash and Short-Term
     Investments                   $  20,367   $  21,920
    Receivables Held for
     Investment, Net                 225,703     228,989
    Receivables Acquired for
     Investment, Net                   1,921       2,704
    Assets Held for Sale               1,339       1,303
    Total Assets                     265,208     272,996
    Total Debt                       232,915     238,764
    Minority Interest                    ---         732
    Total Shareholders' Equity        27,265      26,493
    Shareholders' Equity per
     Common Share                       5.45        5.27


                                    As of or       As of or
                                  For the Six    For the Six
                                  Months Ended   Months Ended
                                     Oct 31,        Oct 31,
    Credit Quality Data               2003           2002

    Receivables Held for Investment:
     30 + days past due
      Number of Loans                  4.3%           5.1%
      $ Amount                         3.2%           4.9%
     Net Charge-offs as a % of
      average receivables              5.9%           4.5%
     Net Charge-offs for the
      period ending                 $6,695         $4,757



SOURCE  First Investors Financial Services
    -0-                             12/11/2003
    /CONTACT: Bennie H. Duck of First Investors Financial Services, +1-713-977-2600/
    (FIFS)

CO:  First Investors Financial Services
ST:  Texas
IN:  FIN AUT
SU:  ERN